Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217573

PROSPECTUS

$20,000,000

COMMON STOCK

We have entered into a Capital on Demand™ Sales Agreement, or sales agreement, with JonesTrading Institutional Services LLC, or JonesTrading, relating to the sale of shares of our common stock offered by this prospectus and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $20.0 million from time to time through JonesTrading acting as sales agent, at our discretion.

Our common stock is listed for trading on The Nasdaq Global Market under the symbol “AGLE.” On April 28, 2017, the last reported sale price of our common stock on The Nasdaq Global Market was $7.15 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay JonesTrading commissions for its services in acting as agent in the sale of our common stock. JonesTrading will be entitled to compensation at a commission rate equal to up to 3.0% of the aggregate gross sales price of the shares sold. In connection with the sale of our common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to JonesTrading with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves significant risks. Before buying shares of our common stock, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-5 of this prospectus and under similar headings in the accompanying prospectus and the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2017

Prospectus

Accompanying Prospectus

About this Prospectus

This document is in two parts. The first part is this prospectus, including the documents incorporated by reference herein, which describes the specific terms of this offering and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides general information. This prospectus and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $150,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus the accompanying prospectus and any free writing prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus, and any related free writing prospectus filed by us with the SEC. We have not, and JonesTrading has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the accompany prospectus, the documents incorporated by reference herein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus and/or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “Aeglea,” “Registrant,” “we,” “us” and “our” refer to Aeglea BioTherapeutics, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless otherwise noted. “Aeglea” and all product candidate names are our common law trademarks. This prospectus and the information incorporated herein by reference contains additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

Forward-Looking Statements

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, timing and plans for our nonclinical studies and clinical trials, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should carefully read this entire prospectus and the accompanying prospectus, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Overview

We are a biotechnology company committed to developing enzyme-based therapeutics in the field of amino acid metabolism to treat rare genetic diseases and cancer. Our engineered human enzymes are designed to degrade specific amino acids in the blood to target these diseases. In inborn errors of metabolism, or IEM, a subset of rare genetic diseases, we are seeking to reduce the toxic levels of amino acids in patients to the normal range. In oncology, we are seeking to reduce amino acid blood levels below the normal range where we believe we will be able to exploit the dependence of certain cancers on specific amino acids.

Our lead product candidate, AEB1102 (pegzilarginase), is engineered to degrade the amino acid arginine and is being developed to treat two extremes of arginine metabolism, including arginine excess in patients with Arginase I deficiency, an IEM, as well as some cancers which have been shown to have a metabolic dependence on arginine. AEB1102 has demonstrated clinical proof of mechanism in both scenarios. In a Phase 1 clinical trial for the treatment of patients with Arginase I deficiency, a dose-proportional reduction in plasma arginine levels was observed in two patients. A reduction in blood arginine levels was also observed in Phase 1 clinical trials for the treatment of patients with advanced solid tumors and the hematological malignancies relapsed refractory acute myeloid leukemia, or AML, and myelodysplastic syndrome, or MDS. These preliminary results support its potential use as a therapeutic of both Arginase I deficiency and certain cancers associated with abnormal amino acid metabolism.

Company Information

We were formed as a limited liability company under the laws of the State of Delaware in December 2013 and converted to a Delaware corporation in March 2015. Our principal executive offices are located at 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746, and our telephone number is (512) 942-2935. Our website address is www.aegleabio.com. The information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus.

The Offering

Issuer	Aeglea BioTherapeutics, Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $20.0 million.

Manner of offering	Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. See “Plan of Distribution” on page S-10 of this prospectus.

Use of proceeds	We intend to use the net proceeds of this offering primarily to fund research and development of our product candidates, working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus, as well as the other information included in or incorporated by reference in this prospectus and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Global Market listing	Our common stock is listed on The Nasdaq Global Market under the symbol “AGLE.”

Risk Factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus and the accompanying prospectus in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, together with other information in this prospectus, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Common Stock and This Offering

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock.

Our stock price is volatile. The stock market in general and the market for smaller biotechnology companies in particular have experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of those companies. The market price for our common stock may be influenced by many factors, including:

•	the success or failure of competitive products or technologies;

•	results of ongoing or planned clinical trials of our product candidates or those of our competitors;

•	regulatory or legal developments in the United States and other countries;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our product candidates or clinical development programs;

•	the results of our efforts to discover, develop, acquire or in-license additional product candidates or products;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	operating results that fail to meet expectations of securities analysts that cover our company;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	changes in the structure of healthcare payment systems;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	general economic and market conditions; and

•	the other factors described in this “Risk Factors” section and in the documents incorporated by reference herein.

If securities or industry analysts do not continue to publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase shares of common stock sold in this offering, you will incur immediate and substantial dilution.

If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution in the pro forma net tangible book value per share after giving effect to this offering, based on the assumed public offering price of $7.15 per share, which is the last reported sale price of our common stock on The NASDAQ Global Select Market on April 28, 2017, because the price that you pay will be substantially greater than the pro forma net tangible book value per share of the common stock that you acquire. This dilution is due in large part to the fact that certain of our earlier investors paid substantially less than the offering price when they purchased shares of our capital stock. You will experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, and when we otherwise issue additional shares of our common stock. For more information, see “Dilution.”

Since we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, stock price appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, appreciation, if any, in the market price of our common stock will be your sole source of gain for the foreseeable future.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to JonesTrading at any time throughout the term of the sales agreement. The number of shares that are sold by JonesTrading after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with JonesTrading. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Use of Proceeds

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $20,000,000 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with JonesTrading as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use any net proceeds from the sale of securities under this prospectus primarily to fund research and development of our product candidates, working capital, capital expenditures and other general corporate purposes. Additionally, we may use a portion of the net proceeds from this offering to expand our current business by in-licensing or acquiring, as the case may be, commercial products, product candidates, technologies, compounds, other assets or complementary businesses, using cash or shares of our common stock. However, we have no current commitments or obligations to do so.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion over the uses of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus and investors will be relying on the judgment of our management regarding the application of the proceeds. Pending these uses, we intend to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government.

Dilution

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of December 31, 2016, our net tangible book value was $63.0 million, or $4.69 per share of common stock. Net tangible book value per share represents the amount of our tangible assets less our liabilities divided by the total number of shares of our common stock outstanding.

Our as adjusted net tangible book value as of December 31, 2016 would be $82.1 million, or $5.06 per share of common stock. As adjusted net tangible book value per share reflects the sale by us of shares of our common stock in the full aggregate amount of $20,000,000 in this offering, at an assumed offering price of $7.15 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on April 28, 2017, after deducting the estimated commissions and estimated offering expenses payable by us. This represents an immediate increase in as adjusted net tangible book value of $0.37 per share to existing stockholders and immediate dilution of $2.09 per share to new investors purchasing shares in the offering.

The following table illustrates this per share dilution to new investors:

Assumed offering price per share		$7.15
Net tangible book value per share as of December 31, 2016, before giving effect to this offering	$4.69
Increase in as adjusted net tangible book value per share after giving effect to this offering	0.37

As adjusted net tangible book value per share, after giving effect to this offering		5.06

Dilution per share to investors purchasing shares in this offering		$2.09

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $7.15 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $5.23 per share and would increase the dilution in net tangible book value per share to new investors to $2.92 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $7.15 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20,000,000 is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $4.89 per share and would decrease the dilution in net tangible book value per share to new investors to $1.26 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options are exercised or outstanding restricted stock units vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Information in the above table is based on 13,430,833 shares outstanding on December 31, 2016, and excludes:

•	1,146,935 shares of common stock issuable upon exercise of options outstanding as of December 31, 2016 at a weighted average exercise price of $5.64 per share; and

•	1,323,138 shares of common stock reserved and available for future issuance as of December 31, 2016 under our equity incentives plans, consisting of (1) 1,177,199 shares of common stock reserved and available for issuance under our 2016 Equity Incentive Plan and (2) 145,939 shares of common stock reserved for issuance under our 2016 Employee Stock Purchase Plan.

Plan of Distribution

We have entered into a Capital on DemandTM Sales Agreement, or sales agreement, with JonesTrading, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $20,000,000 from time to time through JonesTrading acting as our sales agent. Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock, we will notify JonesTrading of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed JonesTrading, unless JonesTrading declines to accept the terms of the notice, JonesTrading has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. We may instruct JonesTrading not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or JonesTrading may suspend the offering of shares of common stock being made through JonesTrading under the sales agreement upon proper notice to the other party.

We will pay JonesTrading commissions for its services in acting as agent in the sale of our common stock. JonesTrading will be entitled to compensation at a commission rate equal to up to 3.0% of the aggregate gross sales price of the shares sold. JonesTrading may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from JonesTrading and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse JonesTrading for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $35,000, as provided in the sales agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to JonesTrading under the terms of the sales agreement, will be approximately $195,000.

Settlement for sales of common stock will occur on the third business day, or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and JonesTrading in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of our transfer agent, American Stock Transfer & Trust Company, LLC or by such other means as we and JonesTrading may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, JonesTrading may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to JonesTrading against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to the sales agreement, or (ii) the termination of such sales agreement as permitted therein.

JonesTrading and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which services they may in the future receive customary fees.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the sales agreement with this prospectus.

Legal Matters

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Fenwick & West LLP, Mountain View, California. Duane Morris LLP, Newark, New Jersey, is counsel to JonesTrading in connection with this offering.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, TX 78746, during normal business hours.

Information about us is also available at our website at http://www.aegleabio.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus and accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 23, 2017, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2017 annual meeting of stockholders filed with the SEC on April 21, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 9, 2017;

•	our Current Report on Form 8-K filed on February 16, 2017; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 28, 2016 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed Aeglea BioTherapeutics, Inc., Attn: Investor Relations, 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746, telephone number (512) 942-2935. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

PROSPECTUS

$150,000,000

Aeglea BioTherapeutics, Inc.

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $150,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $150,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The NASDAQ Global Market under the symbol “AGLE.” On April 28, 2017 the last reported sales price for our common stock was $7.15 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The NASDAQ Global Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 6 of this prospectus before investing in our securities.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $150,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “Aeglea,” the “Company,” “we,” “us,” and “our” refer to Aeglea BioTherapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

We are a biotechnology company committed to developing enzyme-based therapeutics in the field of amino acid metabolism to treat rare genetic diseases and cancer. Our engineered human enzymes are designed to degrade specific amino acids in the blood to target these diseases. In inborn errors of metabolism, or IEM, a subset of rare genetic diseases, we are seeking to reduce the toxic levels of amino acids in patients to the normal range. In oncology, we are seeking to reduce amino acid blood levels below the normal range where we believe we will be able to exploit the dependence of certain cancers on specific amino acids.

Our lead product candidate, AEB1102 (pegzilarginase), is engineered to degrade the amino acid arginine and is being developed to treat two extremes of arginine metabolism, including arginine excess in patients with Arginase I deficiency, an IEM, as well as some cancers which have been shown to have a metabolic dependence on arginine. AEB1102 has demonstrated clinical proof of mechanism in both scenarios. In a Phase 1 clinical trial for the treatment of patients with Arginase I deficiency, a dose-proportional reduction in plasma arginine levels was observed in two patients. A reduction in blood arginine levels was also observed in Phase 1 clinical trials for the treatment of patients with advanced solid tumors and the hematological malignancies relapsed refractory acute myeloid leukemia, or AML, and myelodysplastic syndrome, or MDS. These preliminary results support AEB1102’s potential use as a therapeutic of both Arginase I deficiency and certain cancers associated with abnormal amino acid metabolism.

We are conducting three clinical trials for AEB1102, consisting of one Phase 1/2 clinical trial for the treatment of Arginase I deficiency and two Phase 1 clinical trials for the treatment of certain cancers.

•	Arginase I Deficiency. Following completion of dosing for the first two adult patients in our Phase 1 clinical trial for the treatment of patients with Arginase I deficiency, we submitted a protocol amendment in November 2016 to broaden the scope of our Phase 1 trial into a Phase 1/2 trial. The amended protocol includes dosing of pediatric patients (two and older) and weekly repeat dosing, with the intent to assess the safety, tolerability, pharmacokinetics, pharmacodynamics, and clinical response of AEB1102 in patients with this IEM. In the first quarter of 2017, we received IRB approval for the Phase 1/2 protocol for the treatment of patients with Arginase I deficiency at multiple clinical trial sites. In March 2017, we received an information request from the FDA which included comments and recommendations on the protocol amendment and a request for supporting documents based on their review of our completed toxicology studies, our dose escalation plan and our information to support the inclusion of pediatric patients. As recommended by the FDA, we replied with supporting information and completed a follow-up meeting. Based on discussions with the FDA, we were unable to resolve a difference in opinion at this time on the data needed to support inclusion of pediatric patients, which has resulted in a delay in our plan to initiate dosing in pediatric patients in the United States. We anticipate continuing our dialogue with the FDA on this topic and will continue to focus on our Phase 1/2 trial, which we expect to begin enrolling adult patients in the middle of 2017. Results from the first two adult patients in our Phase 1 clinical trial for the treatment of Arginase I deficiency were announced at the 2017 American College of Medical Genetics and Genomics Annual Clinical Genetics Meeting in March 2017.

•	Advanced Solid Tumors. In October 2015, we initiated enrollment for a Phase 1 dose escalation trial for cancer patients with advanced solid tumors. In this ongoing trial, patients have demonstrated a reduction in blood arginine levels from the dosing of AEB1102, providing proof-of-mechanism. We expect to announce results of this Phase 1 dose escalation in patients with advanced solid tumors and anticipate initiating expansion arms in specific solid tumor types, potentially in combination with existing or emerging standards of care, in the fourth quarter of 2017 or the first quarter of 2018.

•	Hematological Malignancies. In July 2016, we initiated a Phase 1 clinical trial in patients with the hematological malignancies AML and MDS in the United States and Canada. As demonstrated in the trial for patients with advanced solid tumors, the first three cohorts of this trial have demonstrated proof-of-mechanism. We expect to announce results of the Phase 1 dose escalation trial in patients with AML and MDS in the fourth quarter of 2017 or the first quarter of 2018.

Our pipeline of engineered human enzyme product candidates in preclinical development includes: AEB3103, an enzyme that degrades the amino acid cysteine, and its oxidized form cystine, to target a widely recognized, but previously underexploited vulnerability of cancer to oxidative stress; AEB2109, an enzyme that degrades the amino acid methionine to target methionine-dependent cancers and AEB4104, an engineered human enzyme to treat another IEM by degrading the amino acid homocysteine. We plan to continue preclinical development of AEB3103, AEB2109, AEB4104 and related variants of these candidates with the aim of submitting an IND for one or more of these development candidates in 2018.

We are a patient-focused organization conscious of the fact that IEM and oncology patients have limited treatment options, and we recognize that their lives and well-being are highly dependent upon our efforts and the efforts of others to develop improved therapies. For this reason, we are passionate about discovering and developing therapeutics to address IEM and oncology indications where there is a significant unmet medical need. Our goal is to create a world-class company committed to efficiently developing a portfolio of product candidates to treat these diseases.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $150,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights for the purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

* * *

We were formed as a limited liability company under the laws of the State of Delaware in December 2013 and converted to a Delaware corporation in March 2015. In connection with our conversion to a Delaware corporation, each of our outstanding shares of the members of the limited liability company was converted into shares of capital stock. On the date of conversion, each Series A convertible preferred share converted into a share of Series A convertible preferred stock, and each Common A share, Common A-1 share and Common B share converted into shares of common stock. Our principal executive offices are located at 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746, and our telephone number is (512) 942-2935. We have research and development operations and corporate offices in Austin, TX.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our dollar coverage deficiency. The ratio of earnings to fixed charges is not disclosed since it is a negative number in each year and period shown below. Any time we offer debt securities pursuant to this prospectus, we will provide an updated table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required. Any time we offer shares of preferred stock pursuant to this prospectus, we will provide a table setting forth our ratio of combined fixed charges and preferred stock dividends to earnings, if required.

Period From December 16, 2013 (Inception) to December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2015	Year Ended December 31, 2016
(1)	(1)	(1)	(1)

(1)	Due to our net losses for the periods presented earnings were insufficient to cover fixed charges. For this reason, no ratios are provided.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, timing and plans for our nonclinical studies and clinical trials, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, TX 78746, during normal business hours.

Information about us is also available at our website at http://www.aegleabio.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 23, 2017, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2017 annual meeting of stockholders filed with the SEC on April 21, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 9, 2017;

•	our Current Report on Form 8-K filed on February 16, 2017;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 28, 2016 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed Aeglea BioTherapeutics, Inc., Attn: Investor Relations, 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746, telephone number (512) 942-2935. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The NASDAQ Global Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

As of March 31, 2017, there were 13,452,260 shares of our common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Dividend rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. For more information about our dividend policy, see “Dividend Policy” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus.

Voting rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, pursuant to our restated certificate of incorporation holders of a majority of the shares of our common stock are able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to receive liquidation distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

Pursuant to the terms of our investors’ rights agreement entered into in March 2015, certain of our common stock holders are entitled to rights with respect to the registration of their shares under the Securities Act, as described below. We refer to these shares collectively as registrable securities.

Demand registration rights

The holders of at least 62% of the shares of common stock issued upon the conversion of Series B convertible preferred stock in connection with our initial public offering may make a written request to us for the registration of any of the registrable securities under the Securities Act. We are only required to file two registration statements that are declared effective upon exercise of these demand registration rights. We may postpone the filing of a registration statement once during any 12-month period for a total cumulative period of not more than 90 days if our board of directors determines that the filing would be seriously detrimental to us and our stockholders, provided that we do not register any securities for our own account or any other stockholder during such 90-day period.

Form S-3 registration rights

The holders of at least 20% of the outstanding shares of common stock that were issued upon the conversion of shares of preferred stock in connection with our initial public offering can request that we register all or part of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $1,000,000. We may postpone the filing of a registration statement on Form S-3 once during any 12-month period for a total cumulative period of not more than 90 days if our board of directors determines that the filing would be seriously detrimental to us and our stockholders, provided that we do not register any securities for our own account or any other stockholder during such 90-day period.

Piggyback registration rights

If we register any of our securities for public sale in an offering pursuant to this prospectus, holders of registrable securities will have the right to include their shares in the registration statement. However, this right does not apply to a registration relating to employee benefit plans or a registration on Form S-4 relating solely to a transaction under Rule 145 of the Securities Act. The underwriters of any underwritten offering will have the right to limit the number of shares registered by these holders if they determine that marketing factors require limitation, in which case the number of shares to be registered will be apportioned pro rata among these holders, according to the total amount of securities entitled to be included by each holder. However, the number of shares to be registered by these holders cannot be reduced below 25% of the total shares covered by the registration statement.

Expenses of registration rights

We generally will pay all expenses related to the registrations, other than underwriting discounts and commissions.

Expiration of registration rights

The registration rights described above will expire, with respect to any particular holder of these rights, on the earlier of the fifth anniversary of the closing of our initial public offering, or when that holder ceases to hold such registrable securities.

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	The interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	At or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors vacancies. Our restated certificate of incorporation and restated bylaws authorize our board of directors to fill vacant directorships, including newly created seats unless the board of directors determines that any such vacancies shall be filled by the stockholders. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Classified board. Our restated certificate of incorporation and restated bylaws provide that our board is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•	Stockholder action; special meetings of stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance notice requirements for stockholder proposals and director nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•	No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.

•	Directors removed only for cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause.

•	Amendment of charter provisions. Any amendment of the above provisions in our restated certificate of incorporation requires approval by holders of at least two-thirds of our outstanding common stock, provided that if two-thirds of our board of directors approves such an amendment, then only the approval of a majority of holders is required.

•	Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

•	Choice of forum. Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

Exchange Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “AGLE.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $150,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $150,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, Mountain View, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$20,000,000

Common Stock

PROSPECTUS

May 30, 2017